UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                 Form 8-K


                               CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


     Date of Report (Date of Earliest Event Reported) August 26, 2002


                       Commission File Number 0-27727
                                             --------


                              GENE-CELL, INC.
                          -----------------------
          (Exact Name of Registrant as Specified in its Charter)


     NEVADA                                                 91-1766174
  -------------                                           -------------
(State or other jurisdiction of                         (I.R.S. Employer
 incorporation or organization)                      Identification Number)




                3107 Colony Plaza, Newport Beach, California
               ---------------------------------------------
                  (Address of principal executive offices)

                                   92660
                                 ----------
                                 (Zip Code)


                               (949) 706-7759
                             ------------------
              (Registrant's Executive Office Telephone Number)

ITEM 1.   CHANGES IN CONTROL OF REGISTRANT

     On August 26, 2002, Gene-Cell, Inc., (the "Company") entered into an Agreement and Plan of Reorganization (the "Agreement") whereby the Company agreed to acquire all of the issued and outstanding shares of Energy Resource Management, Inc., a Nevada corporation ("ERMI") in exchange for 4,000,000 restricted common shares to be issued by the Company. Pursuant to the terms of the Agreement, ERMI will become a wholly owned subsidiary of the Company and ERMI will assume the controlling interest in Gene-Cell, Inc. The 4,000,000 common shares issued to ERMI upon completion of the Agreement represents approximately 90% of the issued and outstanding common stock of the Company. Robert E. Gower is the sole shareholder of ERMI.

     Pursuant to the terms of the Agreement, following consummation of the Agreement, Robert E. Gower was appointed to fill a vacancy on the Board of Directors created by the prior resignation of Tom Kubota. Robert Gower was appointed Chairman of the Board of Directors and Chief Executive Officer of the Company. Also following consummation, Michael Davis, Gunther Soraperra and David B. Brown resigned as directors and officers of the Company. C. Brian Gower was appointed to fill the vacancy on the Board of Directors left by the resignation of Michael Davis. Brian Gower was also appointed
as Secretary and Treasurer of the Company.    Robert Gower is the father of
Brian Gower.  Brian Davis, will continue as a Director and the Company's
President.

     With the change in control, the Company will move its corporate headquarters from Houston, Texas to Newport Beach, California.

ITEM 2.  ACQUISITION AND DISPOSITION OF ASSETS

     See Item 1 above.

     The amount of the consideration given for the acquisition was determined pursuant to arm's length negotiations between the parties. Prior to consummation of the Agreement the Company and ERMI shared no common officers, directors or affiliates.

ITEM 6.  RESIGNATION OF REGISTRANT'S DIRECTORS

     As discussed in Item 1 above, pursuant to the terms of the Agreement, Michael Davis, Gunther Soraperra and David Brown resigned from the Company's Board of Directors. To the Company's knowledge none of these directors resigned as a result of a disagreement with the Company on any matter relating to Company operations, policies or practices.

     Following are the names and a brief description of the experience of the Company's new board of directors.

     Robert E. Gower.
     ----------------
     In December 1989, Mr. Gower founded and became president of Redwood Resources, Inc., a California corporation. Redwood Resources was a natural gas broker. Mr. Gower oversaw the operations of the Company from 1989 to 1997. In January 1997, Redwood Resources was merged with a subsidiary of Shell Oil Company to form Coral Redwood, Inc. Mr. Gower was appointed as an Executive Vice President of Coral Redwood, where he was responsible for marketing natural gas contracts. Mr. Gower resigned as Executive Vice President of Coral Redwood in October 1997, to pursue personal interests and has not been employed since that time. Mr. Gower formed Energy Resource Management, Inc., in August 2002. In 1973, Mr. Gower received a Bachelor of Science degree in Biology from Baylor University in Waco, Texas. Mr. Gower received his Masters in Business Administration from the University of Houston in Houston, Texas in 1982. Mr. Gower is 55 years old.

     Brian R. Davis, Ph.D.
     ---------------------
     Dr. Davis is a co-founder of Gene-Cell. Dr. Davis currently holds the position of Adjunct Associate Professor, Department of Microbiology & Immunology Department of Internal Medicine at the University of Texas Medical Branch ("UTMB"). From 1995 to 2000, Dr. Davis held the position of Associate Professor, Department of Microbiology & Immunology Department of Internal Medicine and Senior Scientist, Sealy Center for Oncology & Hematology also at UTMB. Prior to joining UTMB, Galveston in 1995, Dr. Davis was a Visiting Scholar at the Department of Molecular Microbiology & Immunology at the Johns Hopkins School of Public Health in Baltimore Maryland (1994-1995) and spent nine years as Scientist at the Institute of Cancer Research/ Geraldine Brush Cancer Research Institute in San Francisco, holding the positions of Acting Director and Associate Director(1986-1995). Dr. Davis received his A.B. summa cum laude from Harvard University in 1976, received his Ph.D. from California Institute of Technology in 1980, and conducted his postdoctoral training at the University of California, Irvine from 1982-1986. Dr. Davis has an extensive list of publications in the fields of hematopoiesis and retrovirology. Dr. Davis is 48 years old.

     C. Brian Gower.
     ---------------
     During the past five years, Mr. Gower has primarily been a student. He recently graduated with a Bachelor of Arts degree in Christian Ministry from King's College in Van Nuys, California in June 2002. Mr. Gower has been accepted to Hope International University in Fullerton, California, where he will seek a Masters degree in International Business. From 1997 to 1999, Mr. Gower served as a volunteer for a Christian volunteer organization in India. Mr. Gower is 25 years old.

ITEM 7.  FINANCIAL STATEMENTS , PRO FORMA FINANCIAL INFORMATION
         AND EXHIBITS

     (a)  Financial Statements.

          The Company will file the required financial statements by amendment to this filing within 60 days of this filing:

     (b)  Pro Forma Information.

          The Company will file the required pro forma financial statements by amendment to this filing within 60 days of this filing.

     (c) Exhibits. The following exhibits are included as part of this report:

Exhibit     SEC
Number      Ref.         Title of Document                       Location

  2         2.01         Agreement and Plan                      Attached
                         of Reorganization



                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.



                                        GENE-CELL, INC.



Date: August 26, 2002                   By/S/ Robert E. Gower
                                        ---------------------------------
                                        Robert E. Gower,
                                        Chief Executive Officer